SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

ABX Air, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ABX AIR, INC.

145 Hunter Drive, Wilmington, Ohio 45177

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD MAY 6, 2004

Notice is hereby given that the 2004 annual meeting of the stockholders of ABX Air, Inc., a Delaware corporation (the “Company”), has been called and will be held on May 6, 2004, at 11:00 a.m., local time, at the Roberts Centre, 123 Gano Road, Wilmington, Ohio, for the following purposes:

1.	To elect one director to the Board of Directors for a term of three years.

2.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for 2004.

3.	To attend to such other business as may properly come before the meeting and any adjournments thereof.

The foregoing matters are described in more detail in the Proxy Statement that is attached to this notice. Your Board of Directors recommends that you vote in favor of the two proposals outlined in this Proxy Statement.

At the meeting, we will also report on the Company’s 2003 business results and other matters of interest to stockholders.

Only holders of record, as of the close of business on March 31, 2004, of shares of Common Stock of the Company will be entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors

/s/ W. Joseph Payne W. JOSEPH PAYNE
Secretary

STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

PROXY STATEMENT

ABX AIR, INC.

145 Hunter Drive, Wilmington, Ohio 45177

ANNUAL MEETING OF STOCKHOLDERS, MAY 6, 2004

Date of Mailing: On or about April 6, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ABX Air, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held at the Roberts Centre, located at 123 Gano Road, Wilmington, Ohio, at 11:00 a.m., local time, on May 6, 2004, and at any adjournments thereof.

At the annual meeting, the holders of shares of common stock of the Company will (1) elect one director to the Board of Directors for a term of three years and until such director’s successor has been elected and qualified, (2) consider and vote on a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for 2004, and (3) transact such other business as may properly come before the meeting and any adjournments thereof.

VOTING AT THE MEETING

Voting Rights and Outstanding Shares

Only holders of record, as of the close of business on March 31, 2004, of shares of common stock of the Company will be entitled to notice of and to vote at the meeting and any adjournments thereof. The common stock is the only class of voting securities of the Company currently outstanding. On March 31, 2004, there were 58,270,400 shares of common stock outstanding, all of which will be entitled to vote at the annual meeting on May 6, 2004. At the meeting, the presence in person or by proxy of a majority of the outstanding shares is required for a quorum.

Vote Required

In deciding all matters at the meeting, each stockholder will be entitled to one vote for each share of stock held on the record date.

Election of the person nominated to serve as a director requires a plurality of all the votes cast for director. This means that, since there is merely one nominee for director, the nominee will be elected as a director based on the number of votes cast. Stockholders may withhold their votes from the nominee, in which event such votes will be excluded in determining whether the nominee has received a plurality of the votes cast.

The ratification of the appointment of Deloitte & Touche LLP as independent auditors requires the affirmative vote of a majority of the votes cast by the holders of shares represented in person or by proxy at the meeting and entitled to vote thereon. Stockholders may abstain from voting on the ratification of the appointment of Deloitte & Touche LLP as independent auditors, in which event such abstention will have the effect of a vote cast against the proposal.

Shares Registered in the Name of Broker

Brokerage firms holding shares in street name for customers are required to vote such shares in the manner directed by their customers. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote these shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Voting by Proxy

All shares represented by the enclosed proxy, if it is returned prior to the meeting, will be voted in the manner specified by the stockholder. Unless a stockholder provides specific instructions to withhold votes from the nominee for director, the person named in the proxy will be authorized to vote the shares represented thereby FOR the election of the nominee for director. If the listed nominee becomes unavailable, the persons named in the proxy may vote for any substitute designated by the Nominating and Governance Committee of the Board; however, management at this time has no reason to anticipate that this will occur. To the extent specific instructions are not given with respect to the ratification of the appointment of Deloitte & Touche LLP as independent auditors, the shares represented by the proxy will be voted FOR approval.

Revocability

You may revoke your proxy at any time before it has been voted by voting in person at the meeting, by giving written notice of revocation to the Secretary of the Company, or by giving a later dated proxy at any time before the voting.

Confidentiality

It is the policy of the Company that all proxy cards, ballots and vote tabulations that identify the vote of a specific stockholder on any matter submitted for a vote of stockholders be kept secret from the Company and its directors, officers and employees, except when (a) disclosure is required by applicable law or regulation, (b) when a stockholder expressly requests such disclosure, and (c) in a contested proxy solicitation.

Proxy Agent

Proxies and ballots will be received and tabulated by an independent entity that is not affiliated with the Company. The inspectors of election will also be independent of the Company. Subject to the above exceptions to the confidential voting policy, comments on written proxy cards will be provided to the Secretary of the Company without disclosing the vote unless the vote is necessary to understand the comment. The cost of soliciting proxies will be paid by the Company.

Separate Voting Materials

If you share an address with another stockholder, you may receive only one set of proxy materials (including our annual report to stockholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call to request a separate copy of these materials from:

ABX Air, Inc.

145 Hunter Drive

Wilmington, Ohio 45177

Attn: Executive Assistant

Telephone: (937) 382-5591, Ext. 2296

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request that, in the future, we deliver to you a single copy of these materials.

Stockholders

To the Company’s knowledge, as of March 10, 2004, stockholders owning over 5% of the outstanding Common Stock of the Company were as follows:

Common Stock Ownership of Certain Beneficial Owners

Name and Address	Number of Shares	Percentage of Common Stock Outstanding
Scion Capital, LLC 1731 Technology Drive, Suite 550 San Jose, CA 95110	4,090,300[1]	7.0%

Christian Leone, LCG Holdings, LLC, Luxor Capital Group, LLC, Luxor Capital Partnership, LP, Luxor Management, LLC, Luxor Capital Holdings, LP, and Luxor Capital Partnership Offshore, Ltd. 599 Lexington, Ave., 35th Floor New York, NY 10022	3,431,800[2]	5.9%

[1]	Based on the Schedule 13G, dated August 26, 2003, filed by Scion Capital, LLC with the SEC. According to this filing, Scion Capital serves as an investment manager to Scion Value Fund, a Series of Scion Funds, LLC and Scion Qualified Value Fund, a Series of Scion Qualified Funds, LLC, both of which are private investment companies. Scion Capital, LLC indicates that it has the sole power to vote or direct the disposition of all these shares.
[2]	Based on the Schedule 13G, dated September 23, 2003, filed by Christian Leone and LCG Holdings, LLC. According this filing, Christian Leone is the control person of LCG Holding, LLC, a Delaware limited liability company (“LCGH”), Luxor Capital Group, LLC, a Delaware limited liability company (“LCG”), Luxor Capital Partners, LP, a Delaware limited liability partnership (“LCP”), Luxor Management, LLC, a Delaware limited liability company (“LM”), Luxor Capital Holdings, LP, a Delaware limited partnership (“LCH”), and Luxor Capital Partners Offshore, Ltd., a Cayman Islands company (“LCPO”). Mr. Leone is the sole manager and member of LCGH. LCGH is the sole manager and member of LCG and LM. LCG is the general partner and control person of LCP. LM is the general partner of LCH and LCH is the investment manager of LCPO. LCP and LCPO are both private investment vehicles formed for the purpose of investing and trading in a wide variety of securities and financial instruments. LCP and LCPO directly own the common shares reported in this filing. Mr. Leone has sole voting and dispositive power over 3,431,800 shares, LCGH has sole voting and dispositive power of 3,431,800 shares, LCG has sole voting and dispositive power over 1,362,278 shares, LCP has sole voting and dispositive power over 1,362,278 shares, LM has sole voting and dispositive power over 2,069,522 shares, LCH has sole voting and dispositive power over 2,069,522 shares, and LCPO has sole voting and dispositive power over 2,069,522 shares.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide for no fewer than three and no more than five directors, as determined from time to time by the Board. The Company’s Board currently consists of five members, divided into three classes with terms expiring at the Company’s annual meeting as follows:

Class I (one position with term expiring in 2004):

Richard M. Rosenberg

Class II (two positions with terms expiring in 2005):

James H. Carey

John D. Geary

Class III (two positions with terms expiring in 2006):

Jeffrey J. Vorholt

Joseph C. Hete

At the annual meeting, one person will be elected to fill the Class I position, generally for a term of three years, to hold office until the annual meeting of stockholders in the year such director’s term expires (2007) and until such director’s respective successor has been elected and qualified as provided under the Bylaws. Mr. Rosenberg will not continue after his term expires at the annual meeting. Mr. James E. Bushman has been nominated to serve as a Class I director.

Nominee for Director to Serve a Three-Year Term

Class I (Term to Expire in 2007)

James E. Bushman, age 59, President & Chief Executive Officer of Cast-Fab Technologies, Inc. and the President and Chief Executive Officer of Security Systems Equipment Corporation. He has served as the President & Chief Executive Officer of Cast-Fab Technologies, a privately held manufacturer of castings and precision sheet and plate metal fabrications, since 1988, and as the President and Chief Executive Officer of Security Systems Equipment Corporation, a privately held manufacturer of equipment for the banking and financial services industry, since 1999. Mr. Bushman was the Executive Vice President of Carlisle Enterprises from 1983 to 1988. He currently serves as a director for the Midland Company, a provider of specialty insurance products, the Ohio National Fund, Inc., and the Dow Target Variable Fund, LLC.

Continuing Directors—Not Standing for Election This Year

Class II (Terms to Expire in 2005)

James H. Carey, age 71, Executive Vice President (Retired) of the Chase Manhattan Bank. Mr. Carey served as Managing Director of Briarcliff Financial Associates, a private financial advisory firm, from 1991 to 2002. He served as Chief Executive Officer of National Capital Benefits Corporation, a viatical settlement company, from March 1994 to December 1995. Mr. Carey is a director, the Chair of the Audit Committee, and a member of the Compensation Committee and Nominating Committee of the Midland Company. He was a director of Airborne, Inc. from 1978 to August 2003, and was a member of its Compensation Committee and Finance Committee. He has been a Director of ABX Air since August 2003, and is a member of the Audit, Compensation, and Nominating and Governance Committee.

John D. Geary, age 77, President and Chief Executive Officer (Retired) of Midland Enterprises, Inc. Mr. Geary served as President and Chief Executive Officer, and as a director, of Midland Enterprises, Inc., an inland marine transportation company, from 1974 to 1988. He recently completed 20 years of service on the Board of Directors of Fifth Third Bank, in Cincinnati, Ohio. Mr. Geary has been a Director of ABX Air since January 2004, and is a member of the Nominating and Governance Committee.

Class III (Terms to Expire in 2006)

Jeffrey J. Vorholt, age 51, Visiting Instructor of Accountancy at Miami University in Oxford, Ohio, and an Adjunct Professor of Accounting at Xavier University, in Cincinnati, Ohio. Mr. Vorholt was the Chief Financial Officer of Structural Dynamics Research Corporation from 1994 through 2001. Previously, he served as the Senior Vice President of Accounting and Information Systems for Cincinnati Bell Telephone Company and the Senior Vice President, Chief Financial Officer and Director for Cincinnati Bell Information Systems, which is now Convergys Corporation. Mr. Vorholt is currently a Director for Softbrands, Inc., a global provider of enterprise-wide application software. Mr. Vorholt has been a director of ABX Air since January 2004. He serves as Chair of the Audit Committee and is a member of the Nominating and Governance Committee.

Joseph C. Hete, age 49, President and Chief Executive Officer since August 2003. Mr. Hete was President and Chief Operating Officer from January 2000 to August 2003. From 1997 until January 2000, Mr. Hete held the position of Senior Vice President and Chief Operating Officer. Mr. Hete served as Senior Vice President, Administration, from 1991 to 1997, and Vice President, Administration, from 1986 to 1991. Mr. Hete joined ABX Air in 1980. Mr. Hete does not serve on any of the Committees of the Board.

CORPORATE GOVERNANCE AND BOARD MATTERS

During 2003, the Board of Directors had three members (Messrs. Richard M. Rosenberg, James H. Carey and Joseph C. Hete). Effective on January 1, 2004, the Board increased the number of directors from three to five and filled the resulting vacancies by a vote of the directors in accordance with the Company’s Certificate of Incorporation and Bylaws. The Board held three meetings during 2003, and all of the directors attended 100% of the Board meetings and committee meetings of which they were members. Directors are encouraged to attend annual meetings of the Company’s stockholders.

Independence

The Board has determined that each of the current directors, except Joseph C. Hete (by virtue of his employment as President & Chief Executive Officer of the Company), has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the independence standards of the applicable SEC and NASDAQ rules, as currently in effect. Furthermore, the Board has determined that each of the members of each of the committees has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the independence standards of the applicable SEC and NASDAQ rules, as currently in effect.

Director Compensation

Non-employee directors received a prorated annual fee of $22,000 for the period from August 15, 2003 through October 31, 2003. Effective October 31, 2003, the annual fee was increased to $25,000 and an annual fee of $15,000 was established for the Chair of the Audit Committee. In addition, non-employee directors receive a fee of $1,500 for each Board and Committee meeting attended.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. Each committee consists exclusively of non-employee directors.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is currently composed of Mr. Jeffrey J. Vorholt, Chair, Mr. Richard M. Rosenberg, and Mr. James H. Carey. Mr. Vorholt has been the Chair of the Audit Committee since January 29, 2004. Prior to that date, Mr. Carey served as Chair of the Audit Committee. The Committee is generally charged with the appointment, compensation, retention, evaluation, and oversight of the work of the independent auditors; reviewing and discussing with management and the independent auditors the Company’s annual audited and quarterly financial statements; reviewing the internal audit function; overseeing the integrity, adequacy and effectiveness of the Company’s internal accounting and financial controls; and approving and monitoring the Company’s compliance with its codes of conduct.

The Audit Committee works closely with management as well as the Company’s independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Board has determined that Jeffrey J. Vorholt is an “audit committee financial expert” and is “independent” as defined in the Securities Exchange Act of 1934, as amended. The Chair of the Audit Committee receives communications directed to non-management directors as described below under “Communications with the Board.” The Committee met twice during 2003 and all of the members were present at the meetings.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The charter of the Audit Committee provides for pre-approval of all audit, tax and non-audit services. Such pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an engagement-by-engagement basis or pursuant to pre-established policies. The charter of the Audit Committee authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to non-audit services.

The Audit Committee has furnished the following report. The charter of the Audit Committee is available at http://www.abxair.com and is also included herein as Appendix A.

Audit Committee Report

This report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.

The Audit Committee oversees the Company’s financial reporting and accounting practices on behalf of the Board of Directors. The Audit Committee consists entirely of non-employee directors who meet the knowledge and independence requirements of applicable law in effect from time to time. In addition, Jeffrey J. Vorholt, the Chair of the Audit Committee, qualifies as an “audit committee financial expert”, as defined in the applicable regulations of the Securities and Exchange Act of 1934, as amended. The Audit Committee performs this work under the guidance of a written charter approved by the Board of Directors. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that is necessary or appropriate to each of the matters assigned to it under the Committee’s charter. The Audit Committee held two meetings during fiscal year 2003. The Audit Committee meets separately with the Company’s external auditors, Deloitte & Touche LLP, without management present, to discuss the results of their audits, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee also meets separately with the Company’s Chief Financial Officer and Chief Administrative Officer. Following these separate discussions, the Audit Committee meets in executive session.

The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company’s independent public accountants, Deloitte & Touche LLP. The Audit Committee has also discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

With respect to the Company’s independent public accountants, the Audit Committee, among other things, discussed with Deloitte & Touche LLP matters relating to its independence and has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Company’s independent public accountants did not perform any management consulting services, internal audit services or participate in the design or implementation of any financial information system.

Based upon the review and discussions described in this report, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining Deloitte & Touche LLP’s independence.

Jeffrey J. Vorholt, Chair

Richard M. Rosenberg

James H. Carey

Compensation Committee

The Compensation Committee is currently composed of Mr. Richard M. Rosenberg, Chair, and Mr. James H. Carey. It is generally charged with reviewing, evaluating and making recommendations to the full Board with respect to the Company’s overall compensation policies, including bonuses and benefits; reviewing, evaluating and making recommendations to the full Board on matters relating to the CEO’s compensation; considering and approving the selection, retention and remuneration arrangements for other executive officers; reviewing and evaluating performance target goals for non-executive senior officers and employees; and establishing and reviewing the compensation for non-employee directors. The Committee met once during 2003.

The Compensation Committee has furnished the following report on executive compensation. The charter of the Compensation Committee is available at http://www.abxair.com and is also included herein as Appendix B.

Compensation Committee Report on Executive Compensation

This report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.

It is the responsibility of the Compensation Committee to review, evaluate and make recommendations to the full Board with respect to the compensation of the Chief Executive Officer and other executive officers, and to evaluate performance target goals for the non-executive senior officers and employees. This includes base salaries, incentive compensation, and any other forms of remuneration. In addition, the Committee reviews the other compensation plans of the Company, makes recommendations with respect to succession planning for the CEO and other officers, and sets and reviews the compensation for the Board and Committee members.

The Compensation Committee consists entirely of members who qualify as non-employee directors under the Securities Exchange Act of 1934 and outside directors under the Internal Revenue Code and applicable law. The Compensation Committee performs this work under the guidance of a written charter. The Compensation Committee held one meeting during fiscal year 2003 and all of the members of the Committee were in attendance.

Each year, the Committee reviews the total compensation of the Chief Executive Officer and the other executive officers. The Committee also monitors general compensation practices for all other officers of the Company and its subsidiaries.

The Company compensates its executive officers through a combination of base pay and annual incentive awards. The Committee believes that the total compensation potentially available to Company executive officers is competitive and provides the incentive necessary to motivate them to meet or exceed goals set by the Board.

The Committee reviewed the base pay levels of the Chief Executive Officer and other executive officers during 2003 and, with the approval of the full Board, their salaries were increased. The increase in the Chief Executive Officer’s salary was primarily for the purpose of compensating him for the additional responsibilities undertaken in conjunction with his promotion to Chief Executive Officer. The pay increases for the other executive officers were based on a peer group analysis prepared by a third-party consulting firm, which looked at industry surveys, proprietary airline surveys, and proxy analyses of similar companies. The “Summary Compensation Table” contained in the Proxy Statement details the salaries paid to the named executive officers for 2003.

During the first half of 2003, the President of the Company had the potential to receive incentive compensation under the Airborne Express Executive Incentive Compensation Plan and the other executives had the potential to receive incentive compensation under the Airborne Express Management Incentive Compensation Plan. Thereafter, effective on August 16, 2003, the Committee recommended, and the Board approved, the adoption and reformulation by the Company of the former Airborne Express Management Incentive Compensation Plan pursuant to which the achievement of incentive compensation under the Plan is based entirely on the achievement of incremental markup under the ACMI and Hub and Line-haul Services Agreements with Airborne, Inc. The new Plan is named the ABX Air Executive Incentive Compensation Plan. Since Airborne, Inc. is the Company’s largest customer, currently accounting for 98% of the Company’s revenues, the Committee believes that, at this time, it is in the Company’s best interest to create a strong link between executive compensation and the Company’s performance under its commercial agreements with Airborne, Inc. The “Summary Compensation Table” contained in the Proxy Statement details the incentive compensation paid to the named executive officers under Airborne Express’s former incentive compensation plans and the newly adopted ABX Air Executive Incentive Compensation Plan for 2003.

The Committee initially recommended, and the Board approved, establishing the fees to be paid to the members of the Board at $22,000 per year, plus $1,500 per Board and Committee meeting attended, effective on August 15, 2003. However, the Committee later recommended, and the Board approved, increasing the annual fee to $25,000 per year and also establishing an annual fee for the Chair of the Audit Committee at $15,000 per year, both effective on October 31, 2003. In increasing the annual fee for the members of the Board, and establishing an annual fee for the Audit Committee Chair, the Committee considered the amounts that certain of the directors previously received as directors of the predecessor parent company, Airborne, Inc., the level of activity that will likely be required by the directors over the course of the year, and the current environment facing directors of public companies.

Under Federal income tax rules, the deduction for certain types of compensation paid to the chief executive officer and the four other most highly compensated executive officers of publicly held companies is limited to $1 million per employee. In certain circumstances, performance based compensation is exempt from the $1 million limit. The Committee believes all compensation earned by the Company’s executive officers in 2003 will be deductible.

Richard M. Rosenberg, Chair

James H. Carey

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the members of the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. Richard M. Rosenberg and James H. Carey served as members of the Compensation Committee during 2003. Neither of the members of the Compensation Committee are officer or employees, or former officers or employees, of the Company or any of its subsidiaries.

Chief Executive Officer Evaluation

The other members of the Board evaluated Mr. Joseph C. Hete in his capacity as Chief Executive Officer on a series of factors including leadership, strategic planning, financial results and succession planning. In each category, Mr. Hete met or exceeded expectations.

Nominating and Governance Committee

The Nominating and Governance Committee is currently composed of Mr. James H. Carey, Chair, Mr. John D. Geary, and Mr. Jeffrey J. Vorholt. All members of the Committee meet the independence requirements under the NASDAQ, applicable law, and the Company’s Certificate of Incorporation. It is generally charged with identifying individuals qualified to become members of the Board in accordance with the criteria approved by the Board; making recommendations to the full Board with respect to director nominees for each annual meeting of the stockholders; developing and recommending to the Board a set of corporate governance principles applicable to the Company; and overseeing the evaluation of the Board and management. The Committee was formed in 2004. Prior thereto, the responsibilities of the Committee were performed by the full Board.

The charter of the Nominating and Governance Committee is available at http://www.abxair.com and is also included herein as Appendix C.

Consideration of Nominees for Director

Director Qualifications

The Nominating and Governance Committee is responsible for recommending to the Board the types of skills and characteristics required of directors, based on the needs of the Company from time to time. This assessment should include issues of relevant experiences, independence, intelligence, commitment, compatibility with the Chief Executive Officer and the Board, culture, prominence, understanding of the Company’s business, and other factors deemed relevant at the time. In addition, the Company’s Certificate of Incorporation places certain citizenship and affiliation restrictions on board candidates. The Board will nominate new directors only from candidates identified, screened and approved by the Nominating and Governance Committee. A director’s service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders, rather than being an influence for any particular stockholder or constituency.

Stockholder Recommendations of Potential Nominees

The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations of potential nominees for membership on the Board. In evaluating such nominees, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under “Director Qualifications.” There are no differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, except that the stockholder must provide: (1) all written materials that would be necessary for a stockholder to make a nomination pursuant to the Bylaws of the Company, which materials must be submitted no later than the time permitted for a stockholder to make a director nomination pursuant to the Bylaws of the Company; and (2) other information requested by the Company reasonably related to the recommended individual’s qualifications as a nominee. Stockholder recommendations of potential nominees for consideration by the Nominating and Governance Committee should be addressed to the Chairman of the Nominating and Governance Committee c/o Company Secretary, ABX Air, Inc., 145 Hunter Drive, Wilmington, OH 45177.

Stockholder Nominees

The Bylaws of the Company permit stockholders to nominate directors for consideration at an annual stockholders’ meeting. Stockholder nominations to the Board of Directors for the Annual Stockholders’ Meeting for 2005 must be forwarded to the Secretary of the Company at ABX Air, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, so as to be received not less that 90 days nor more than 120 days prior to the first anniversary of the Annual Stockholders’ Meeting for 2004 (May 6, 2004); provided, however, that in the event the date of the Annual Stockholders’ Meeting for 2005 is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nominations received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Company’s Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company.

Code of Ethics

The Company has adopted a Code of Ethics that sets forth the policies and business practices that apply to the Company’s Chief Executive Officer, Chief Financial Officer and Vice President, Administration. The Code of Ethics addresses such topics as compliance with laws; full, fair, accurate and timely disclosure of financial results; professional, honest and ethical conduct; conflicts of interest; reporting procedures and accountability.

The Code of Ethics is available at http://www.abxair.com and is also included herein as Appendix D.

Corporate Guidelines

The Company has adopted Corporate Guidelines for Conducting Business that sets forth the policies and business practices that apply to all of the Company’s employees. The Corporate Guidelines for Conducting Business addresses such topics as compliance with laws; moral and ethical conduct; equal employment opportunity; promoting a work environment free from harassment or discrimination; and the protection of intellectual property and proprietary information.

The Corporate Guidelines for Conducting Business is available at http://www.abxair.com and is also included herein as Appendix E.

Executive Sessions

Executive sessions of non-management directors are held at least four times a year. The sessions are scheduled and chaired by the Chair of the Audit Committee.

Communications with the Board

Stockholders and other parties interested in communicating directly with the Company’s directors or with the non-management directors as a group may do so by writing to the Secretary of the Company at ABX Air, Inc., 145 Hunter Drive, Wilmington, Ohio 45177. All letters received by the Company and addressed to non-management members of the Board shall be logged in by the Secretary of the Company and regularly forwarded to the Chair of the Audit Committee. The Chair of the Audit Committee shall deliver a summary of such correspondence to the full Board if he deems it appropriate at its next regularly scheduled meeting. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information as to the shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC) by each director of the Company, by the Chief Executive Officer, and the four other most highly compensated executive officers of the Company at December 31, 2003 (the “named executive officers”) and by all directors and executive officers as a group:

Name	Common Stock of the Company Beneficially Owned as of 12/31/03	Percentage of Common Stock Outstanding
Directors
Richard M. Rosenberg	26,013	*
James H. Carey	17,413	*
John D. Geary[1]	0	*
Jeffrey J. Vorholt[2]	0	*

Named Executive Officers
Joseph C. Hete, President and Chief Executive Officer [3]	146,175[1]	*
Dennis A. Manibusan, Senior Vice President, Maintenance and Engineering	39,804	*
Robert J. Morgenfeld, Senior Vice President, Flight Operations	59,142	*
Thomas W. Poynter, Senior Vice President, Ground Operations	27,506	*
Edward P. Smethwick, Vice President, Air Park Services	27,532	*
All Directors and Executive Officers as a Group (10 persons)	354,050	*

*	Less than 1% of Common Stock outstanding.
[1]	Mr. Geary was appointed as a director on January 1, 2004.
[2]	Mr. Vorholt was appointed as a director on January 1, 2004. He purchased 3,500 shares of Common Stock of ABX Air on March 3, 2004.
[3]	Mr. Hete also serves as a director.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning annual and long-term compensation paid or accrued during calendar years 2003, 2002 and 2001 for services in all capacities to the Company by the named executive officers. The table includes compensation paid to the named executives while the Company was a wholly-owned subsidiary of Airborne, Inc. and resulting from DHL Worldwide Express, B.V.’s acquisition of Airborne, Inc.’s ground operations and the related separation of the Company from Airborne, Inc., on August 15th, 2003:

		Annual Compensation		Long-Term Compensation Awards		Other Compensation
Name and Principal Position	Year	Salary	Bonus[1]	Airborne Options[2]	ABX Shares[3]	Options Redeemed[4]	All Other Benefits[5]
Joseph C. Hete President, Chief Executive Officer and Director	2003 2002 2001	$354,616 272,923 252,000	$205,523 271,013 —	45,000 45,000 29,000	145,700 — —	$909,107 — —	$15,043 12,703 12,423

Robert J. Morgenfeld Senior Vice President, Flight Operations	2003 2002 2001	223,846 214,385 211,000	100,185 163,168 —	8,000 14,000 11,000	57,920 — —	382,838 — —	13,336 12,305 12,025

Dennis A. Manibusan Senior Vice President, Maintenance and Engineering	2003 2002 2001	202,308 188,923 184,000	90,739 143,789 —	11,000 11,000 11,000	39,200 — —	222,057 — —	12,780 10,745 9,008

Thomas W. Poynter Senior Vice President, Ground Operations	2003 2002 2001	155,385 149,154 147,000	69,576 113,521 —	8,000 8,000 8,000	26,350 — —	156,509 — —	12,725 11,402 11,797

Edward P. Smethwick Vice President, Air Park Services	2003 2002 2001	126,692 121,846 120,000	43,044 74,119 —	7,000 8,000 8,000	26,750 — —	154,023 — —	11,673 10,446 10,839

[1]	Amounts awarded under the Executive Incentive Compensation Plan and Management Incentive Compensation Plan of Airborne, Inc. and the ABX Air Executive Incentive Compensation Plan. These amounts do not include any portion of the amounts specified in the substitute retention agreements discussed in the Proxy Statement below, since the payment of such amounts is contingent on the executive’s continued employment by the Company on the annual payment dates specified in such agreements.
[2]	Number of shares of Airborne, Inc. Common Stock underlying options awarded under Airborne Inc.’s stock option plans.
[3]	Number of shares of ABX Air, Inc. Common Stock awarded pursuant to change in control provisions of Airborne, Inc.’s stock option plans.
[4]	Pursuant to change in control provisions of the Airborne, Inc.’s stock option plans, cash paid for vested stock options with an option price below the merger consideration price of $21.25 per share of Airborne, Inc. at the time of Airborne, Inc.’s merger with DHL Worldwide Express, B.V., on August 15, 2003.
[5]	A portion of the amounts shown as All Other Benefits represents contributions by the Company to the accounts of the named executive officers under the Company’s defined contribution plan, including 401(k) matching contributions. The balance of the amounts shown in this column represents premiums paid on term life insurance and car allowances.

Option Grants in 2003

The following table shows information concerning Airborne, Inc. stock options granted to the named executive officers during calendar year 2003:

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]
Name	Number of Securities Underlying Options Granted[1]	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price (per share)	Expiration Date	5%	10%
Joseph C. Hete	45,000	6.08%	$15.53	2/04/13	$439,503	$1,113,787
Robert J. Morgenfeld	8,000	1.08%	15.53	2/04/13	78,134	198,007
Dennis A. Manibusan	11,000	1.49%	15.53	2/04/13	107,434	272,259
Thomas W. Poynter	8,000	1.08%	15.53	2/04/13	78,134	198,007
Edward P. Smethwick	7,000	0.95%	15.53	2/04/13	68,367	173,256

[1]	Options for the named executive officers were granted on February 4, 2003, under Airborne, Inc.’s Executive Stock Option Plan. Under the plan provisions, 25% of the options would have become exercisable on each anniversary of the date of grant, subject to certain change in control provisions. The exercise price of all options was the fair market value of Airborne Inc.’s Common Stock on the date of grant.
[2]	Based upon the $15.53 per share market price on the date of grant and assumed appreciation over the term of the options at the annual rates of stock appreciation shown.

Aggregate Option Exercises in 2003 and Year-End Option Values

The following table shows information concerning Airborne, Inc. stock options exercised during calendar year 2003 by the named executive officers. All of the Airborne, Inc. stock options outstanding on August 15, 2003, were redeemed or terminated in conjunction with the merger of the Company’s parent, Airborne, Inc., with DHL Worldwide Express, B.V.

Name	Airborne, Inc. Shares Acquired On Exercise	Value Realized[1]	Number of Unexercised Securities	Value of In-the-Money Options
Joseph C. Hete	145,700	$909,107	0	$0
Robert J. Morgenfeld	57,290	382,838	0	0
Dennis A. Manibusan	39,200	222,057	0	0
Thomas W. Poynter	26,350	156,509	0	0
Edward P. Smethwick	26,750	154,023	0	0

[1]	Represents the aggregate fair market value, on the respective dates of exercise, of the shares of Airborne, Inc. common stock received on exercise of options, less the aggregate exercise price of the options. In addition, for each Airborne, Inc. stock option with an option price below the merger consideration price of $21.25 per share of Airborne, Inc. as of August 15, 2003, the named executive officers received one share ABX Air Common Stock.

Retention Agreements

The Company and its former parent, Airborne, Inc., had change in control agreements with the Company’s executive officers pursuant to which they were entitled to certain severance benefits if their employment was terminated without “cause” or with “good reason”, as such terms were defined under such change in control agreements, in connection with a change in control. Prior to the separation of the Company from Airborne, Inc., the Company entered into substitute retention agreements with the executives pursuant to which they will be provided with a cash retention bonus at least equal to the cash amount (not including amounts payable in respect of stock options or gross-up or tax reimbursement payments in respect of Section 4999 of the Internal Revenue Code, except as set forth below) that such executives would have been eligible to receive under their change in control agreements with the Company if they had experienced a termination of employment without “cause”, as defined under such change in control agreements, at the time of the separation of the Company from Airborne, Inc. Each cash retention bonus will be paid in annual equal installments on August 15th, over a period of three years subject to continued employment with the Company during that period. In addition, each cash retention bonus will be payable in full on an accelerated basis as soon as practicable following termination of the executive’s employment during that period without “cause” or for “good reason” as defined in his retention agreement. Under the substitute retention agreement, each executive will also be entitled to gross-up or tax reimbursement payments in respect of Section 4999 of the Internal Revenue Code excise taxes incurred by the executive for excess parachute payments made to such executive in connection with the separation. In general, Airborne, Inc. will reimburse the Company for the cost of the retention arrangements described in this paragraph.

The following table shows information concerning the cash retention bonuses the named executive officers of the Company are entitled to receive under their respective substitute retention agreements with the Company, subject to the conditions described above:

Name	Total Payout
Joseph C. Hete	$1,883,360
Robert J. Morgenfeld	976,640
Dennis A. Manibusan	758,821
Thomas W. Poynter	611,811
Edward P. Smethwick	484,811

The substitute retention arrangements provide that in the event any amounts become payable to the executive by the Company or its subsidiaries pursuant to the terms of any change in control, parachute or severance arrangement, or pursuant to the terms of any employment agreement as a result of the executive’s termination of employment, then any amounts paid or payable under the substitute retention arrangements shall reduce and off-set any amounts otherwise payable to the executive under that change in control, parachute, severance or employment agreement or arrangement. The substitute retention arrangements further provide that, to the extent such amounts are actually paid under such other agreements contrary to the provisions of the substitute retention arrangements, amounts paid or payable under such substitute retention arrangements shall be subject to reduction, set-off, counter-claim or recoupment by the Company.

In consideration for all the benefits available under the substitute retention arrangements, each executive agreed to terminate his current change in control agreement and to release Airborne, Inc. and all of Airborne’s affiliates of all liabilities and obligations under such change in control agreement.

The Company subsequently entered into new change in control agreements with its executives after the separation of the Company from Airborne, Inc. The new change in control agreements are described in this Proxy Statement below. The Company is responsible for all liabilities and obligations under the new change in control agreements. Neither Airborne, Inc. nor any of its affiliates have any responsibility for any liabilities or obligations to executives that may arise under such change in control agreements, unless the change in control causing such liability involves an acquisition of control by Deutsche Post AG or any of its subsidiaries.

Change of Control Agreements

Each of the executive officers is elected annually and serves at the pleasure of the Board, subject, however, to agreements with the Company that generally assure that, in the event of a change in control of the Company, all of the officers will have the right to remain employed, at not less than their respective rates of compensation in effect as of the date of the change in control, for at least four years thereafter.

The agreements with the executive officers generally provide that, if an officer is terminated without “cause” (defined as willful and continued failure to perform duties after demand from the Board, or willful and gross misconduct) within four years after a change in control, the Company must pay the officer, in addition to all accrued compensation, the equivalent of two years’ (three years’ in the case of the President and Chief Executive Officer) salary, bonus and other benefits. The Company is required to provide the same additional compensation and benefits described above in the event an executive officer resigns due to failure of the Company, after a change in control, to provide the salary, other specific benefits and terms of employment required by the agreement.

Each of the executive officers is also subject to a substitute retention arrangement with the Company, described in this Proxy Statement above, which provides that, in the event any amounts become payable to the executive officer under a change in control agreement, then any amounts paid or payable under such substitute retention arrangement shall reduce and off-set any amounts otherwise payable to the executive under the change in control agreement. Further, to the extent that amounts are actually paid under the change in control agreement contrary to the provisions of the substitute retention arrangement, amounts paid or payable under such substitute retention arrangement shall be subject to reduction, set-off, counter-claim or recoupment by the Company.

In return for the benefits under the agreements described above, each of the executive officers has agreed, among other things, not to serve as an executive officer, director or consultant to any competitor of the Company for at least one year after termination of employment with the Company. While these contracts were designed to encourage these officers to stay with the Company, and not to deter changes in control, it is possible that a party wishing to obtain control of the Company with the intention of replacing incumbent management could be influenced by the additional cost that the Company would incur under these contracts.

Retirement Plans

The Company maintains two qualified retirement plans that cover the executive officers (and all other employees other than certain union employees) and a non-qualified Supplemental Executive Retirement Plan (“SERP”) that provides for benefits in excess of statutory limits. Executive officers accrue benefits based on an age and service formula that accumulates a point value used to determine a benefit level at a particular retirement age. The normal retirement age is 62. Points are credited for each year of service and year of age up to a maximum point total of 80. Assuming the attainment of the maximum point total, the plans, in conjunction with Social Security, are designed to provide a retirement benefit equal to approximately 65% of an executive officer’s final average earnings at a normal retirement date of age 62. The final average earnings are defined as the average of the highest five consecutive calendar years of compensation during an executive officer’s last ten years of employment. Compensation considered in the formula includes salary and bonus paid in a calendar year without regard to Internal Revenue Service limitations.

Benefits determined through the above formula are offset by Social Security and the gross benefit amounts calculated under the Company’s two qualified retirement plans. The qualified plans, a defined contribution profit sharing plan and a defined benefit plan, are used in connection with the SERP and Social Security to fund retirement benefits. The SERP is unfunded, although the Company maintains commingled investment fund assets that could be used to fund eventual benefit payments. The Company also has a voluntary 401(k) salary deferral plan.

The following table sets forth the targeted annual pension benefits (calculated on the basis of a straight life annuity) payable upon normal retirement at age 62 to the Company’s officers (including the named executive officers) based on specified years of service and levels of final average earnings. The amounts shown take into account Social Security offsets based on the career average Social Security wage base in effect in 2003.

Pension Plan Table

	Years of Service
Average Earnings	5	10	15	20	25	30	35
$125,000	$43,597	$51,722	$59,847	$64,722	$64,722	$64,722	$64,722
150,000	55,622	65,372	75,122	80,972	80,972	80,972	80,972
175,000	67,647	79,022	90,397	97,222	97,222	97,222	97,222
200,000	79,672	92,672	105,672	113,472	113,472	113,472	113,472
250,000	103,722	119,972	136,222	145,972	145,972	145,972	145,972
300,000	127,772	147,272	166,772	178,472	178,472	178,472	178,472
400,000	175,872	201,872	227,872	243,472	243,472	243,472	243,472
500,000	223,972	256,472	288,972	308,472	308,472	308,472	308,472
600,000	272,072	311,072	350,072	373,472	373,472	373,472	373,472
700,000	320,172	365,672	411,172	438,472	438,472	438,472	438,472
800,000	368,272	420,272	472,272	503,472	503,472	503,472	503,472

Based on compensation through December 31, 2003, the final average earnings of the named executive officers were as follows: Mr. Hete, $338,586; Mr. Morgenfeld, $271,597; Mr. Manibusan, $224,285; Mr. Poynter, $192,893; Mr. Smethwick, $149,923. Messrs. Hete and Smethwick have both accrued at least 20 years of service.

Comparative Performance Graph

The graph below compares the cumulative total stockholder return on a $100 investment in the Company’s Common Stock with the cumulative total return of a $100 investment in the NASDAQ Composite Stock Index and the cumulative total return of a $100 investment in the NASDAQ Transportation Index for the 138 day period ended December 31, 2003.

The stock price performance depicted in this graph is not necessarily indicative of future price performance. This graph will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or deemed filed under those Acts.

	Month Ended
	Aug 18, 2003	Aug-03	Sept-03	Oct-03	Nov-03	Dec-03
ABX Air, Inc.	$100.00	$151.00	$160.00	$225.84	$254.84	$277.42
NASDAQ Transportation Index	$100.00	$100.00	$97.30	$147.67	$147.67	$148.58
NASDAQ Composite Index	$100.00	$100.00	$98.76	$109.39	$111.17	$113.47

1.	The total return on the Company’s Common Stock and each index assumes the value of each investment was $100 on August 18, 2003 and that all dividends were reinvested.

PROPOSAL 2

RATIFICATION OF AUDITORS

The Audit Committee of the Board of Directors, on October 31, 2003, appointed the firm of Deloitte & Touche LLP as Company auditors for 2004, subject to ratification by the stockholders of the Company. If the firm is unable for any reason to perform these services, or if the selection of the auditors is not ratified, other independent auditors may be selected to serve. Ratification of this appointment requires the adoption of the following resolution by the affirmative vote of the holders of a majority of the shares represented at the meeting:

“RESOLVED, that the appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as Company auditors for 2004 be, and it hereby is, ratified.”

A representative of Deloitte & Touche LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR THIS PROPOSAL.

Principal Accountant Fees

The aggregate fees billed to the Company for professional services by Deloitte & Touche LLP in calendar years 2003 and 2002 are as follows:

	Year-Ended December 31
	2003	2002
Audit Fees	$258,000	$54,000
Audit-Related Fees	14,000	—
Tax Fees	2,000	—
All Other Fees	—	—
Total	$274,000	$54,000

Audit Fees

These are the aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2003 and December 31, 2002, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. The fees billed for 2002 represent an allocation to the Company of a portion of the audit fees billed to the Company’s former parent, Airborne, Inc. The increase in audit fees for 2003, as compared to 2002, reflects the increased scope of procedures necessary to audit the Company as an independent publicly traded company, versus a wholly-owned subsidiary of Airborne, Inc.

Audit-Related Fees

These are the aggregate fees billed for audit-related services for the fiscal years ended December 31, 2003 and December 31, 2002, and relate to actuarial services in relation to the allocation of assets due to the split of certain benefit plans. All of the audit-related fees were pre-approved by the Audit Committee.

Tax Fees

These are the aggregate fees billed for tax services for the fiscal years ended December 31, 2003 and December 31, 2002, and relate to research and consultation for the tax filings with the State of Ohio for the periods ended August 15, 2003 and December 31, 2003. All of the tax fees were pre-approved by the Audit Committee.

The Company’s pre-approved policies and procedures regarding auditor fees is described above in the Audit Committee Report in this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that certain of the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company’s officers and directors regarding their compliance with the filing requirements, the Company believes that, in 2003, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

STOCKHOLDER PROPOSALS

The Company has not been advised that any stockholders intend to present proposals at the 2004 Annual Meeting. Proposals of stockholders intended to be presented at the 2005 Annual Stockolders’ Meeting must be received by the Secretary of the Company at ABX Air, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (May 6, 2004); provided, however, that in the event the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any proposals received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Company’s Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

If any person who was a beneficial owner of common stock of the Company on the record date for the 2004 Annual Stockholders’ Meeting desires additional copies of the Company’s annual report to stockholders, such copies will be furnished without charge upon request by writing or calling:

ABX Air, Inc.

145 Hunter Drive

Wilmington, Ohio 45177

Attn: Executive Assistant

Telephone: (937) 382-5591, Ext. 2296

We also make available free of charge the Company’s Report on Form 10-K on or through our Internet website at http://www.abxair.com.

OTHER MATTERS

Management is not aware at this time that any other matters are to be presented for action at this meeting. If other matters come before the meeting, the persons named in the enclosed proxy form will vote all proxies in accordance with their best judgment unless the stockholder has indicated on the proxy card that the shares represented thereby are not to be voted on such other matters. No action will be required of stockholders regarding reports of officers.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

/s/ W. Joseph Payne
W. JOSEPH PAYNE Secretary
March 31, 2004 Wilmington, Ohio

APPENDIX A

CHARTER OF THE

AUDIT COMMITTEE

of the

BOARD OF DIRECTORS

of

ABX AIR, INC.

I.	Audit Committee Purpose

1.1	Purpose. The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of ABX Air, Inc. (the “Company”) in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company and to prepare the annual report of the Audit Committee required by applicable Securities and Exchange Commission (“SEC”) disclosure rules. Among the matters the Committee will oversee are (a) implementation of processes and policies to ensure (1) the integrity of the Company’s financial statements and (2) the Company’s compliance with legal and regulatory requirements, (b) review and confirmation of the independent auditors’ qualifications and independence, and (c) the performance of Company’s internal audit function and independent auditors.

1.2	Limitation on Duties. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II.	Audit Committee Composition and Meetings

2.1	Membership. The Committee will consist of two or more directors of the Company’s Board. All members of the Committee must be directors who meet the knowledge requirements and the independence requirements of applicable law and the rules of the SEC in effect from time to time.

2.2	Appointment. The members of the Committee will be appointed by and serve at the discretion of the Board, following the recommendations of the Company’s Nominating and Governance Committee. The Chairperson of the Committee will be appointed by the members of the Committee.

2.3	Financial Expert. The Board will determine whether one or more members of the Committee qualifies as an “audit committee financial expert” defined in the Instructions to Item 401 of Regulation S-K of the Securities and Exchange Commission. The Company will disclose in the periodic reports required by Section 13(a) of the Securities Exchange Act of 1934 (the “1934 Act”) whether or not it has at least one member who is an audit committee financial expert.

2.4	Executive Sessions. The Committee shall meet with each of the independent auditors, internal auditors (or other personnel responsible for the Company’s internal audit function) and management in separate executive sessions regularly (with such frequency as the Committee determines is appropriate) to discuss any matters that the Committee or these groups believe should be discussed privately.

2.5	Other Meetings. The Committee shall meet at least quarterly. Other meetings of the Committee will be with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines. Special meetings of the Committee may be called by the Chairperson or upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated, if practicable, to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

2.6	Minutes. Minutes of each meeting will be kept.

2.7	Subcommittees. The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee.

III.	Audit Committee Responsibilities and Duties

The Board delegates to the Committee the express responsibility and authority to do the following:

Independent Auditors

(a)	Selection. Be solely and directly responsible for the appointment, compensation, retention, evaluation, and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and, where appropriate, the termination and replacement of such firm. Such independent auditors shall report directly to and be ultimately accountable to the Committee.

(b)	Fees. The Committee has the ultimate authority to approve all audit engagement fees and terms and review all payments made to the audit firm, regardless of nature, on an annual basis. The cost of all engagements to be borne by the Company.

(c)	Rotation of Independent Auditor. Consider whether there should be regular rotation of different public accounting firms serving as the independent auditors of the Company.

(d)	Audit Team. Review the experience and qualifications of the senior members of the independent auditors’ team.

(e)	Scope of Audit. Review, evaluate and approve the annual engagement proposal of the independent auditors (including the proposed scope and approach of the annual audit).

(f)	Lead Audit Partner Review, Evaluation and Rotation. Review and evaluate the lead partner of the independent auditors. Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent auditors are rotated at least every five years and that other audit partners (as defined by the SEC) are rotated at least every seven years.

(g)	Pre-Approval of Audit and Non-Audit Services. Pre-approve all auditing services and all non-audit services other than with respect to de minimis exceptions permitted by law or regulation to be performed by the independent auditors. Such pre-approval may be given as part of the Committee’s approval of the scope of the engagement of the independent auditors or on an individual basis. The pre-approval of non-audit services can be delegated by the Committee to one or more of its members, but the decision must be presented to the full Committee at the next regularly scheduled Committee meeting. The Company shall disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q if any non-audit services have been pre-approved during the period covered by the report.

(h)	Statement from Independent Auditors. At least annually, obtain and review a report from the independent auditors describing:

(i)	the independent auditors’ internal quality-control procedures;

(ii)	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(iii)	all relationships between the independent auditors and the Company (to assess the independent auditors’ independence).

(i)	Review Problems. Review with the independent auditors any audit problems or difficulties the independent auditors may have encountered in the course of its audit work, and management’s responses, including: (i) any restrictions on the scope of activities or access to requested information and (ii) any significant disagreements with management.

(j)	Material Communications. Discuss with the independent auditors any material communications between the audit team and the independent auditors’ national office regarding auditing or accounting issues presented during the independent auditors’ engagement.

(k)	Accounting Adjustments. Discuss with the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were passed on.

Financial Reporting

(a)	Annual Financials. Review and discuss with management and the independent auditors the Company’s annual audited financial statements (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Results of Operations), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls and other matters that the Committee deems material, prior to the public release of such information. Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the 1934 Act. Recommend to the Board whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

(b)	Quarterly Financials. Review and discuss with management and the independent auditors the Company’s quarterly financial statements (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Results of Operations), the results of the independent auditors’ non-audit review of the quarterly financial statements, and other matters that the Committee deems material, prior to the public release of such information.

(c)	Accounting Principles. Review with management and the independent auditors material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards (“SAS”) 61.

(d)	Judgments. Review a description of any transaction as to which management obtained a SAS 50 letter.

(e)	Press Releases. Discuss earnings press releases with management (including the type and presentation of information to be included in earnings press releases), as well as financial information and earnings guidance provided to analysts and rating agencies.

Internal Audit and Risk Management

(a)	Internal Audit. Review the budget, qualifications, activities, effectiveness and organizational structure of the internal audit function and the performance, appointment and replacement of the lead internal auditor, and review summaries of material internal audit reports and management’s responses.

(b)	Risk Assessment and Risk Management. Discuss policies with respect to risk assessment and risk management periodically with management, internal auditors, and the independent auditors, and the Company’s plans or processes to monitor, control and minimize such risks and exposures.

Financial Reporting Processes; CEO and CFO Certifications

(a)	Internal and External Controls. In consultation with the independent auditors, internal auditors and the Company’s financial and accounting personnel, review the integrity, adequacy and effectiveness of the Company’s accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

(b)	Internal Controls Discussion. Review major issues regarding the Company’s accounting principles and financial statement presentations including any significant change in the Company’s selection or application of accounting principles, and review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

(c)	Reporting Systems. Establish regular and separate systems of reporting to the Committee by each of (i) management, (ii) the independent auditors and (iii) the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

(d)	Reports from Independent Auditors. Obtain and review timely reports from the independent auditors regarding:

(i)	all critical accounting policies and practices to be used by the Company;

(ii)	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(iii)	all other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

(e)	CEO and CFO Certifications. Discuss with the Chief Executive Officer and the Chief Financial Officer (i) the processes involved in and any material changes or disclosures required as a result of 10-K and 10-Q certification process and (ii) any deficiencies in design or operation of internal controls or any fraud involving management or employees with a significant role in the Company’s internal controls.

Legal and Regulatory Compliance

(a)	SEC Report. Prepare the annual report included in the Company’s proxy statement as required by the proxy rules under the 1934 Act.

(b)	Reports from Others. Obtain such reports from management, auditors, the general counsel, tax advisors or any regulatory agency as the Committee deems necessary regarding regulatory compliance, transactions with affiliates, and other legal matters that may have a material effect on the Company’s financial statements. Consider whether the reported matters were properly taken into consideration in the preparation of the financial statements.

(c)	Code of Conduct; Waivers. Approve and monitor the Company’s compliance with a Code of Conduct required by applicable law or exchange listing standards and covering the conduct and ethical behavior of directors, officers and employees, and approve in advance any amendments to the Code of Conduct or waivers of the Code of Conduct for actions taken by directors, executive officers and senior financial officers.

(d)	Complaints. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

IV.	Advisors and Counsel; Reliance; Investigations; Cooperation

4.1	Retention of Advisors and Counsel. The Committee has the power, in its sole discretion, to obtain advice and assistance from, and to retain at the Company’s expense, such independent or outside legal counsel, accounting or other advisors and experts as it determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, as determined by the Committee, from the Company.

4.2	Determine Administrative Expenses. Determine the level and cost of separate administrative support necessary or appropriate in carrying out the Committee’s duties, with such costs to be borne by the Company.

4.3	Reliance Permitted. The Committee will act in reliance on management, the Committee’s independent auditors, internal auditors, and other advisors and experts, as the Committee deems necessary or appropriate.

4.4	Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

4.5	Required Participation of Employees. The Committee shall have unrestricted access to the Company’s employees, the independent auditors, the internal auditors, internal and outside counsel, and may require any employee of the Company or representative of the Company’s outside counsel or independent auditors to attend meetings of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors or experts.

V.	Miscellaneous

5.1	Rules and Procedures. Except as expressly set forth in this Charter or the Company’s Bylaws, or as otherwise provided by law, the Committee shall establish its own rules and procedures.

APPENDIX B

CHARTER OF THE

COMPENSATION COMMITTEE

of the

BOARD OF DIRECTORS

of

ABX AIR, INC.

1.	Statement of Purpose. The purpose of the Compensation Committee (the “Committee”) is to discharge the responsibilities of the Board of Directors (the “Board”) of ABX Air, Inc. (the “Company”) relating to compensation of the Company’s executives and directors, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations, and to take such other actions within the scope of this Charter as the Committee deems necessary or appropriate.

2.	Composition and Qualification. The Committee will be comprised of two or more directors. All members of the Committee will be directors who qualify as nonemployee directors under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “34 Act”), and outside directors under Internal Revenue Code Section 162(m) and applicable law. The members of the Committee will be appointed by and serve at the discretion of the Board. The members of the Committee will elect one of the members to be the Chairperson of the Committee.

3.	Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to do the following, to the fullest extent permitted by applicable law and the Corporation’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws:

(a)	Compensation Policies. Review, evaluate and make recommendations to full Board with respect to the Company’s overall compensation policies, and establish performance-based incentives that support and reinforce the Company’s long-term strategic goals, organizational objectives and stockholder interests.

(b)	Chief Executive Officer (“CEO”) Compensation and Goals. Review and approve goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and recommend to the Board the CEO’s compensation level (including, but not limited to, salary, long and short-term incentive plans, retirement plans, deferred compensation plans, equity award plans, change in control or other severance plans, as the Committee deems appropriate)based on this evaluation.

(c)	Executive Officers. Consider and approve the selection, retention and remuneration arrangements for other executive officers and establish, review and approve compensation plans in which any executive officer is eligible to participate. Such remuneration arrangements can include long and short-term incentive plans, retirement plans, deferred compensation plans, equity award plans, change in control or other severance plans, as the Committee deems appropriate.

(d)	Other Senior Officers and Employees. Receive and evaluate performance target goals for the senior officers and employees (other than executive officers) and review periodic reports from the CEO as to the performance and compensation of such senior officers and employees.

(e)	Incentive Compensation Plans. Make recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based compensation plans. Notwithstanding the foregoing, the Committee shall (to the extent, if any, it determines to be advisable) grant stock options, stock appreciation rights, and performance based awards designed to qualify as performance-based compensation within the meaning of Internal Revenue Code Section 162(m).

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(f)	Overall Review of other Plans. Except as otherwise determined by the Board, review the other compensation plans of the Company in light of Company and plan objectives, needs, and current benefit levels.

(g)	Board. Set and review the compensation for the Board and committee members.

(h)	Succession Planning. Monitor and make recommendations with respect to succession planning for the CEO and other officers.

(i)	Annual Report. Produce an annual report on executive compensation for inclusion in the Company’s proxy statement.

(j)	Review and Publication of Charter. Review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval. Publish the Charter as required by the rules and regulations of applicable law and as otherwise deemed advisable by the Committee.

(k)	Other Actions. Perform any other activities consistent with this Charter, the Company’s Amended and Restated Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

(l)	Recommendations. Periodically report to the Board on significant results of the foregoing activities and make recommendations to the Board and other Board committees with respect to compensation policy of the Company or any of the foregoing matters.

4.	Meetings. The Committee will meet with such frequency, and at such times as its Chairperson, or a majority of the Committee, determines. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Amended and Restated Bylaws applicable to meetings of Board committees will govern meetings of the Committee. Minutes of each meeting will be kept with the regular corporate records.

5.	Reliance; Experts; Cooperation.

5.1	Retention of Independent Counsel and Advisors. The Committee has the power, in its discretion, to retain at the Company’s expense such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties.

5.2	Reliance Permitted. In carrying out its duties, the Committee will act in reliance on management, the independent public accountants, internal auditors, and outside advisors and experts, as it deems necessary or appropriate.

5.3	Investigations. The Committee has the authority to conduct any investigation it deems necessary or appropriate to fulfilling its duties.

5.4	Required Participation of Employees. The Committee shall have unrestricted access to the independent public accountants, the internal auditors, internal and outside counsel, and anyone else in the Company, and may require any officer or employee of the Company or the Company’s outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

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APPENDIX C

CHARTER OF THE

NOMINATING AND GOVERNANCE COMMITTEE

of the

BOARD OF DIRECTORS

of

ABX AIR, INC.

1.	Purpose. The purpose of the Nominating and Governance Committee (the “Committee”) of ABX Air, Inc., the (“Company”) is to (a) identify individuals qualified to become members of the Board of Directors (the “Board”), consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for each annual meeting of stockholders; (b) develop and recommend to the Board a set of corporate governance principles applicable to the Company; (c) oversee the evaluation of the board and management; and (d) take such other actions within the scope of this charter (this “Charter”) as the Committee deems necessary or appropriate.

2.	Membership. The Committee will be comprised of three or more directors. All members of the Committee will be, in the business judgment of the Board, “independent” under the independence requirements of the NASDAQ and applicable law. In addition, all members of the Committee will be an “Independent Director”, as that term is defined in Article Twelfth of the Certificate of Incorporation. The members of the Committee will be appointed by and serve at the discretion of the Board. Committee members may be removed at any time by a majority vote of independent directors. Committee members will be elected annually for a term of one year. Vacancies will be filled by majority vote of independent directors. The Board will appoint the Chairperson of the Committee.

3.	Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to do the following, to the fullest extent permitted by applicable law and the Company’s charter and bylaws:

(a)	Board Composition. Evaluate the size and composition of the Board, develop criteria for Board membership, and evaluate the independence of existing and prospective directors in accordance with NASDAQ requirements, applicable law, and Article Twelfth of the Certificate of Incorporation.

(b)	Candidates and Nominees. Actively seek and evaluate qualified individuals to become new directors as needed. Review and develop the Board’s criteria for selecting new directors, including standards for director independence. Establish procedures to solicit, review, and recommend to the Board, potential director nominees proposed by stockholders. Select or recommend that the Board select, the director nominees for the annual meeting of stockholders. The criteria that will be used in connection with evaluating and selecting new directors will include factors relating to whether the director candidate would meet the definition of independence required by the NASDAQ, applicable law, and Article Twelfth of the Certificate of Incorporation, as well as skills, occupation, and experience in the context of the needs of the Board.

(c)	Current Directors. Review the suitability of each Board member for continued service when his or her term expires and when he or she has a significant change in status.

(d)	Committees. Evaluate the nature, structure and operation (including the authority to delegate to subcommittees) of other Board committees. Make recommendations to the Board as to the qualifications of members of the Board’s committees, committee member appointment and removal, and committee reporting to the Board.

(e)	Governance Guidelines. Develop and recommend to the Board a set of corporate governance guidelines applicable to the Company. Monitor and reassess from time to time these corporate governance guidelines.

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(f)	Communication. Oversee and review the Company’s process for providing information to the Board, assessing the channels through which information is received, and the quality and timeliness of the information received.

(g)	Oversight of Board, Management and Committee Evaluations. Take such steps as the Committee deems necessary or appropriate with respect to oversight of the evaluation of the Board, management, and each Board committee.

(h)	Annual Review. Annually review the Committee’s own performance.

(i)	Review Charter. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. Publish the Charter as required by the rules and regulations of applicable law and as otherwise deemed advisable by the Committee.

(j)	Recommendations; Reports. Make recommendations and report to the Board and other Board committees with respect to nominating and corporate governance policies of the Company or any of the foregoing matters.

(k)	Orientation and Education. Develop with management and monitor the process of orienting new directors and continuing education for existing directors.

(l)	Other Actions. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

4.	Meetings. The Committee will meet with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated to each member of the Committee prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

5.	Minutes. The Committee will keep minutes of each meeting.

6.	Subcommittees. The Committee has the power to appoint subcommittees, but no subcommittee will have any final decision making authority on behalf of the Committee or the Board.

7.	Reliance; Experts; Cooperation.

7.1	Retention of Counsel and Advisors. The Committee has the power, in its discretion, to retain at the Company’s expense such independent counsel and other advisors and experts, as it deems necessary or appropriate to carry out its duties.

7.2	Search Firm. The Board delegates to the Committee the sole authority, in its discretion (a) to decide whether to retain a search firm to assist the Committee in identifying, screening and attracting director candidates, (b) to terminate any such firm, and (c) to approve the search firm’s fees and other retention terms.

7.3	Reliance Permitted. In carrying out its duties, the Committee will act in reliance on management, the independent public accountants, internal auditors, and outside advisors and experts, as it deems necessary or appropriate.

7.4	Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

7.5	Required Participation of Employees. The Committee will have unrestricted access to the independent public accountants, the internal auditors, internal and outside counsel, and anyone else in the Company, and may require any officer or employee of the Company or the Company’s outside counsel or independent public accountants to attend any meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

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APPENDIX D

CODE OF ETHICS FOR THE

CEO, CFO AND VP, ADMINISTRATION

of

ABX AIR, INC.

At ABX Air, we recognize that we are judged by our conduct. Reliability, honesty, personal accountability, and trustworthiness are key elements of our success. We have published Guidelines for Conducting Business that we expect all employees to follow. We require our officers to manifest that code in their behavior. Our officers strive to maintain a high level of business and personal ethics. Our officers are committed to complying with the spirit and the letter of the law and acting in a manner that justifies public trust and confidence. Our officers set an example of fairness and integrity at all times. Furthermore, we hold our CEO, CFO, and VP of Administration (the “Senior Financial Officers”) to additional provisions in our Code of Ethics included below.

In carrying out their duties, each Senior Financial Officer must:

Conflicts of Interest

Act at all times with integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

Neither accept nor request any personal loans or other extension of credit from ABX Air.

Promptly disclose to the General Counsel of ABX Air the nature of any conflict of interest or any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest or the appearance of a conflict of interest.

Public Reporting

Accept responsibility for ABX Air’s periodic filings with the Securities and Exchange Commission and ABX Air’s earnings information released to the public.

Provide in ABX Air’s reports filed with the Securities and Exchange Commission and other public communications, disclosure that is full, fair, accurate, complete, objective, timely, and understandable.

Reflect any material correcting adjustments identified by ABX Air’s audit firm in the financial reports.

Promptly report to the audit committee any untrue statements of material fact and any omission of material fact that an officer identifies that may affect the financial statements or disclosures made by ABX Air in its public filings.

Keep abreast of emerging financial issues relevant to stockholders and other stakeholders.

Act without misrepresenting material facts or circumstances and without seeking to influence or hinder ABX Air’s independent auditors in any way in the performance of their engagements.

Internal Controls

Promptly report to the audit committee any information concerning material deficiencies in the design or operation of disclosures and internal controls.

Promptly report to the audit committee any fraud, whether material or not.

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Legal Compliance

Comply with applicable laws, rules and regulations of all U.S. and non-U.S. governmental entities and public regulatory agencies, including the Federal Aviation Administration, the Department of Labor, the Securities and Exchange Commission, and any exchanges on which ABX’s securities may be listed.

Promptly report to the General Counsel of ABX Air any information or concerns regarding the violation of securities laws, rules, and regulations related to ABX Air securities.

Code Violations

Promptly report to the audit committee any information or concerns about violations or possible violations of this Code of Ethics, including concerns regarding conflicts of interest.

Personal Conduct

Act objectively, not allowing professional, independent judgment to be subordinated.

Prohibit retaliation against any employee who may have provided evidence of fraud or alleged fraud within ABX Air.

Accountability

Forfeit any bonus and equity compensation related to all restated years if ABX Air’s financial statements are restated as a result of misconduct.

The Audit Committee will determine, or designate appropriate persons to determine, disciplinary actions to be taken in the event of violations of this Code of Ethics. Such actions will be designed to deter future violations and promote accountability to this Code of Ethics. Disciplinary actions for failure to comply with this Code of Ethics or ABX Air’s Guidelines for Conducting Business may include termination.

Waivers

Only the Audit Committee of the Board of Directors can issue any amendments to, or waivers of, this Code of Ethics. All amendments or waivers will be promptly disclosed as required by law and the rules of any exchanges on which ABX Air’s securities may be listed.

This Code of Ethics is a statement of certain fundamental principles, policies and guidelines that govern ABX Air’s senior financial officers in the conduct of the Company’s business. It is not intended to and does not create any rights in any employee, customer, supplier, competitor, stockholder or any other person or entity.

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APPENDIX E

CORPORATE GUIDELINES FOR CONDUCTING BUSINESS

of

ABX AIR, INC.

General Policy Statement

At ABX Air, we value our People, Safety, Teamwork, Quality, Customer Satisfaction, and Trust. These values provide a framework for all of our employees as we conduct business and carry out our day to day responsibilities. This policy is not intended to serve as a substitute for our values, but rather to serve as important guidelines in helping us conduct business in accordance with our values. Compliance requires meeting the spirit, as well as the literal meaning of the laws and regulations that govern sound business practices, as well as the policies of the company.

The reputation of any company is solely dependent on the ethical conduct of its leadership and workforce. Every person associated with the business is responsible for ensuring that the company’s reputation and integrity is protected at all times. This policy is intended to be a set of guidelines highlighting key issues that may arise while conducting business. It is not intended to be a comprehensive list of every situation you may encounter. Whenever you are in doubt regarding a provision of the Guidelines for Conducting Business, you are instructed to contact your supervisor, or other options described herein.

Core Requirements

•	The actions of all company employees, officers, and members of the Board of Directors must comply with the company’s policy when conducting business on behalf of ABX AIR.

•	ABX Air employees will strictly observe all laws and regulations applicable to the Company’s business, and will conduct Company affairs in keeping with the highest moral and ethical, as well as legal standards. All employees, officers, and members of the board shall comply with the ethical standards and legal requirements of the countries in which they do business, as well as with the policies and procedures prescribed by the company.

•	ABX Air is committed to the principles of equal employment opportunity in all matters of recruitment, hiring, promotion, transfer, termination, pay or any other forms of compensation. Applicants are evaluated on the basis of job qualifications—not age, race, color, religion, creed, sex, national origin, disability, or any other status or characteristic covered by federal, state, or local law.

•	ABX Air is committed to providing a work environment free of any form of harassment or discrimination. Harassment of any employee based on the person’s age, race, color, religion, creed, sex, national origin or disability is unlawful and is strictly prohibited. (For more information, see company Sexual Harassment Policy)

•	ABX Air expects and is entitled to the complete and undivided loyalty of all employees. When the loyalty of any employee is placed in question by actual or potential benefit from an outside source, a conflict of interest exists. No employee shall have any relationships, dealings or investments that may create any personal interest that actually or potentially conflicts with the interests of the company. Employees are required to avoid any situation or interest, which could influence, or appear to influence, the objective decision-making required of employees in the performance of their company responsibilities. (For more information, see Conflict of Interest Policy).

•

ABX Air employees are entrusted with considerable intellectual property and are expected to protect it at all times. Employees are expected to safeguard patents, trade secrets, trademarks, copyrights, software, technical

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data, and other proprietary information. Likewise, the company respects and will protect the intellectual property rights of others. Unauthorized use of the intellectual property rights of others may expose the company to civil law suits and damages and is strictly prohibited.

•	ABX Air employees are entrusted with confidential information about our customers and others with whom we do business. Safeguarding this information is of the utmost importance and is critical for sustaining long term relationships important to the success of the company. Unless required by your job or by law, no employee should discuss or share confidential information with fellow employees or with anyone outside of the company. Employees who regularly handle confidential information may be required to sign a confidentially agreement as a condition of employment. Confidentially agreements may also be required on a case by case basis due to the nature of a specific project or assignment. (also, see Confidentiality Policy and Insider Trading Policy)

Employee Responsibilities

•	Make it a point to read and understand the policies that affect your job. Whenever in doubt regarding ABX Air’s policy when conducting business, contact your manager.

•	Understand the options you have to raise a concern that you or others may have regarding possible violations of company policy. Employees have a duty and obligation to report any violation or potential violation that may occur. Contact your immediate supervisor, Employee Relations Coordinator, member of senior management or Office of the President to report a violation or raise any questions regarding the company’s policies or practice.

•	Understand that the company maintains a zero tolerance policy regarding retribution or retaliation towards any person for reporting a suspected violation or misconduct of any person doing business with the company.

•	Employees may report non-compliance with this policy, and any other company policies, on an anonymous basis by calling 1-800-782-7463. This number is monitored 24 hours a day, 7 days a week.

Management Responsibilities

•	All members of management are responsible for maintaining a workplace that fosters the values and principles described in this document. Additionally, management is responsible for ensuring that all third parties retained on behalf of the company understands the Business Conduct policy.

•	Follow up and investigate all complaints of suspected violations or potential violations that occur. Regard less of how small, report all complaints of business conduct violations to senior members of management in a timely fashion.

•	Conduct periodic audits and reviews to ensure compliance with the company’s business conduct policy. Take prompt corrective action to fix any identified weaknesses or problems with compliance regarding the business conduct policy. Take appropriate disciplinary action whenever necessary to ensure compliance.

Business Conduct Compliance

Any employee who has any questions concerning the Business Conduct policy or its application should discuss the matter with their immediate supervisor or, if appropriate, Employee Relations, a member of senior management or the general counsel.

Violations of the business conduct policy are subject to disciplinary action up to and including termination of employment.

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[ABX Air Logo} ATTN: EXECUTIVE ASSISTANT ABX AIR, INC. 145 HUNTER DRIVE WILMINGTON, OH 45177

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to ABX Air, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

TO VOTE: MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                        ABXAIR                 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ABX AIR, INC.

Vote On Director

1.	To elect one director to the Board of Directors for a term of three years.	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

	Nominee: 01) James E. Bushman	☐	☐	☐

Vote On Proposal		For	Against	Abstain

2.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for 2004.	☐	☐	☐

3.	To attend to such other business as may properly come before the meeting and any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated	☐
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. A non response will be deemed as a consent for householding.		☐	☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

ABX AIR, INC.

145 Hunter Drive, Wilmington, Ohio 45177

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 6, 2004

The stockholder(s) hereby appoint(s) Richard M. Rosenberg and James H. Carey, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ABX Air, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., local time, at the Roberts Centre, 123 Gano Road, Wilmington, Ohio, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE